Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form Form S-3 (No. 333-59766, 333-36740, 333-60379, 333-85210 and No. 333-108785) and Form S-8 (No. 333-87384, No. 333-88711, No. 333-111736, No. 333-118096 and No. 333-118097) of Corporate Office Properties Trust of our report dated March 16, 2006 relating to the financial statements, financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Baltimore, MD
March 16, 2006